UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

Tectonic Therapeutic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38537	81-0710585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Arsenal Way, Suite 210

Watertown, MA 02472

(Address of principal executive offices, including zip code)

(339) 666-3320

(Registrant’s telephone number, including area code)

AVROBIO, Inc.

One Broadway, 14th Floor

Cambridge, MA 02142

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TECX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On June 20, 2024, the Delaware corporation formerly known as “AVROBIO, Inc.” completed its previously announced merger transaction in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 30, 2024 (the “Merger Agreement”) by and among AVROBIO, Inc. (“AVROBIO”), Tectonic Therapeutic, Inc. (“Tectonic”), and Alpine Merger Subsidiary, Inc., a direct wholly owned subsidiary of AVROBIO (“Merger Sub”), pursuant to which Merger Sub merged with and into Tectonic, with Tectonic surviving as a direct wholly owned subsidiary of AVROBIO and the surviving corporation of the merger (the “Merger”). Additionally, as a result of the Merger, (i) Tectonic changed its name from “Tectonic Therapeutic, Inc.” to “Tectonic Operating Company, Inc.”, and (ii) AVROBIO changed its name from “AVROBIO, Inc.” to “Tectonic Therapeutic, Inc.” (the “Company”). See Item 2.01 for additional information regarding completion of the Merger.

Item 1.01.	Entry into a Material Definitive Agreement.

Contingent Value Rights Agreement

In connection with the Merger, AVROBIO entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Computershare Inc. and its affiliate, Computershare Trust Company N.A. (collectively, the “Rights Agent”), pursuant to which the AVROBIO common stockholders of record as of immediately prior to the consummation of the Merger received one contingent value right (each, a “CVR”) for each outstanding share of AVROBIO’s common stock held by such stockholder on such date.

Each CVR represents the contractual right to receive payments from the Company upon the actual receipt by the Company or its subsidiaries of certain contingent proceeds derived from any marketable consideration that is paid to the Company as a result of the direct or indirect sale, license, assignment, transfer, conveyance, grant of any option or other disposition of certain of AVROBIO’s assets, rights and interests to the extent existing prior to the closing of the Merger relating to (a) AVROBIO’s plato® manufacturing platform, (b) AVR-RD-01 (Fabry disease), AVR-RD-02 (Gaucher disease), and/or AVR-RD-03 (Pompe disease) research and development programs of AVROBIO (none of which are currently active), and (c) certain intellectual property of AVROBIO, net of certain tax, transaction costs and certain other expenses or liabilities.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. There can be no assurance that holders of CVRs will receive any payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and are not transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs are not evidenced by a certificate or any other instrument and will not be registered with the Securities and Exchange Commission (the “SEC”). The CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in the Company or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing description of the CVR Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Indemnification Agreements

In connection with the Merger, the Company entered into indemnification agreements with each of its new directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service to the Company as an officer or director, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 30, 2024, AVROBIO, Merger Sub and Tectonic entered into the Merger Agreement, pursuant to which Merger Sub merged with and into Tectonic, with Tectonic surviving as a direct wholly owned subsidiary of AVROBIO and the surviving corporation of the Merger. On June 20, 2024, AVROBIO, Merger Sub and Tectonic consummated the transactions contemplated by the Merger Agreement. Effective at 4:00 p.m. Eastern Time on June 20, 2024, AVROBIO effected a 1-for-12 reverse stock split of its common stock (the “Reverse Stock Split”). Effective at 4:02 p.m. Eastern Time on June 20, 2024, the Company completed the Merger, and effective at 4:03 p.m. Eastern Time on June 20, 2024, the Company changed its name to “Tectonic Therapeutic, Inc.” (the “Name Change”). Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Tectonic, which is a biotechnology company focused on the discovery and development of therapeutic proteins and antibodies that modulate the activity of G-protein coupled receptors. Unless noted otherwise, all references to share and per share amounts in this Current Report on Form 8-K reflect the Reverse Stock Split.

Under the terms of the Merger, immediately prior to the effective time of the Merger, each share of Tectonic’s preferred stock was converted into one share of Tectonic’s common stock. At the effective time of the Merger, the Company issued an aggregate of approximately 5,322,169 shares of its common stock to Tectonic stockholders, based on an exchange ratio of 0.53441999 (after giving effect to the Reverse Stock Split) shares of the Company’s common stock for each share of Tectonic common stock outstanding immediately prior to the Merger, including those shares of common stock issued upon conversion of the Tectonic preferred stock and simple agreements for future equity and those shares of Tectonic common stock issued in the Tectonic pre-closing financing transaction which closed on June 20, 2024, immediately prior to the closing of the Merger (the “Tectonic pre-closing financing”), but excluding shares to be canceled pursuant to the Merger Agreement and excluding any dissenting shares, resulting in approximately 14,734,323 shares of the Company’s common stock being issued and outstanding and approximately 15,371,780 shares of the Company’s common stock outstanding on a diluted basis immediately following the effective time of the Merger. Immediately following the Merger, AVROBIO securityholders as of immediately prior to the Merger owned approximately 24.8% of the outstanding shares of the Company on a diluted basis and Tectonic securityholders, including those who purchased shares in the Tectonic pre-closing financing, owned approximately 75.2% of the outstanding shares of the Company on a diluted basis.

The issuance of the shares of AVROBIO’s common stock issued to the former stockholders of Tectonic, other than the shares issued in the Tectonic pre-closing financing, was registered with the SEC on the Company’s Registration Statement on Form S-4 (File No. 333-277048), as amended.

The shares of AVROBIO’s common stock listed on the Nasdaq Global Select Market, previously trading through the close of business on Thursday, June 20, 2024 under the ticker symbol “AVRO,” are expected to commence trading on the Nasdaq Global Market on a post-Reverse Stock Split adjusted basis under the ticker symbol “TECX” on Friday, June 21, 2024. The Company’s common stock is represented by a new CUSIP number, 878972 108.

The foregoing description of the Merger and the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

FORM 10 INFORMATION

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the anticipated benefits of the Merger and the financial condition, results of operations, and prospects of the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current expectations and beliefs of the management of the Company, as well as assumptions made by, and information currently available to, the management of the Company. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements in this communication include, but are not limited to, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Current Report on Form 8-K. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements include, but are not limited to, any statements regarding the strategies, prospects, plans, expectations or objectives of management the Company for future operations, the progress, scope or timing of the development of the Company’s product candidates, the expectations surrounding the potential safety, efficacy, and regulatory and clinical progress of the Company’s product candidates, including GPCR targeted biologics and TX45, and anticipated milestones and timing therefor, the benefits that may be derived from any future products or the commercial or market opportunity with respect to any future products of the Company, the ability of the Company to protect its intellectual property rights, the anticipated operations, financial position, ability to raise capital to fund operations, revenues, costs or expenses of the Company, statements regarding future economic conditions or performance, statements of belief and any statement of assumptions underlying any of the foregoing. Forward-looking statements may also include any statements regarding the Merger, including the location and management of the Company, the percentage ownership of the Company, the contingent payments contemplated by the CVRs, the Company’s expected cash and the sufficiency of the Company’s cash, cash equivalents and short-term investments to fund operations into 2026, and any statement of assumptions underlying any of the foregoing.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the “Risk Factors” section of this Current Report on Form 8-K and other documents to be filed by the Company from time to time with the SEC discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC, and risk factors associated with companies, such as the Company, that operate in the biopharma industry. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that the contemplated results of any such forward-looking statements will be achieved. Forward-looking statements in this communication speak only as of the day they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Business, Facilities and Legal Proceedings

The information set forth in the section of the Proxy Statement/Prospectus filed with the SEC on May 3, 2024 (the “Proxy Statement/Prospectus”) entitled “Tectonic’s Business” beginning on page 358 is incorporated herein by reference.

Risk Factors

The information set forth in the section of the Proxy Statement/Prospectus entitled “Risk Factors” beginning on page 36 is incorporated herein by reference.

Financial Information

The information set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of Tectonic and AVROBIO is incorporated herein by reference. The unaudited pro forma condensed combined financial information of Tectonic and AVROBIO as of and for year ended December 31, 2023 and for the three months ended March 31, 2024 is set forth in Exhibit 99.4 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations of AVROBIO and Tectonic, respectively, for the years ended December 31, 2023 and 2022 is set forth in the section of the Proxy Statement/Prospectus entitled “AVROBIO’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Tectonic Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 397 and 410, respectively, and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for AVROBIO for the quarter ended March 31, 2024 is included in AVROBIO’s quarterly report on Form 10-Q for the quarter ended March 31, 2024 that was filed with the SEC on May 9, 2024, and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for Tectonic for the quarter ended March 31, 2024 is set forth in Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of June 20, 2024 and reflects the 1-for-12 reverse stock split of the Company’s common stock effected June 20, 2024 (the “Reverse Stock Split”).

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power with respect to the securities as well as any shares of common stock that the individual or entity has the right to acquire within 60 days of June 20, 2024 the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, the Company believes, based on the information provided to them, that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 14,734,323 shares of common stock outstanding as of June 20, 2024. The number of shares beneficially owned includes shares of common stock that each person has the right to acquire within 60 days, including upon the exercise of stock options and the vesting of restricted stock units.

These stock options and restricted stock units shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the Company’s common stock expected to be owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the combined organization’s common stock expected to be owned by any other person.

	Beneficial Ownership Prior to the Merger
Name of Beneficial Owner	Number	Percent
5% or Greater Stockholders:
Entities affiliated with Timothy A. Springer, Ph.D.(1)	4,243,121	28.80%
Entities affiliated with FMR LLC(2)	1,077,538	7.31%
Polaris Partners IX, L.P.(3)	1,073,062	7.28%
Entities affiliated with Vida Ventures(4)	1,028,674	6.98%
Entities affiliated with EcoR1(5)	849,143	5.76%

Directors and Named Executive Officers:
Timothy A. Springer, Ph.D.(1)	4,243,121	28.80%
Terrance McGuire(6)	1,157,976	7.86%
Stefan Vitorovic(4)	1,028,674	6.98%
Alise Reicin, M.D.(7)	293,520	1.99%
Christian Cortis, Ph.D.(8)	158,704	1.07%
Marcella K. Ruddy, M.D.(9)	60,125	*
Praveen Tipirneni, M.D.(10)	15,203	*
Daniel Lochner	—	—
Phillip B. Donenberg(11)	9,535	*
All executive officers and directors as a group (11 persons)(12)	7,104,435	48.21%

*	Represents beneficial ownership of less than 1%.

(1)

Consists of (i) 3,621,161 shares of common stock held by Dr. Springer and (ii) 621,960 shares of common stock held by TAS Partners, LLC (“TAS”). Dr. Springer is the sole managing member of TAS. Dr. Springer exercises sole voting and dispositive power over the shares held by him directly and the shares held by TAS. Dr. Springer disclaims beneficial ownership of the shares held by TAS. The principal business address of each of Dr. Springer and TAS is 36 Woodman Road, Newton, MA, 02467.

(2)

Consists of (i) 215,508 shares of common stock held by Fidelity Select Portfolios: Biotechnology Portfolio, (ii) 72,841 shares of common stock held by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund, (iii) 63,553 shares of common stock held by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, (iv) 230,656 shares of common stock held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, (v) 400,394 shares of common stock held by Fidelity Growth Company Commingled Pool, and (vi) 94,586 shares of common stock held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund. These funds and accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(3)

Consists of 1,073,062 shares of common stock held by Polaris Partners IX, L.P. (“PP IX”). Polaris Partners GP IX, L.L.C. (“PP GP IX”) is the general partner of PP IX and may be deemed to have sole voting and dispositive power with respect to the shares held by PP IX. David Barrett, Brian Chee, Amir Nashat and Amy Schulman (collectively, the “PP GP IX Managing Members”) are the managing members of PP GP IX, and Terrance McGuire, a member of the board of directors, holds an interest in PP GP IX. Each of the PP GP IX Managing Members and Terrance McGuire, in their respective capacities with respect to PP GP IX, may be deemed to have shared voting and dispositive power with respect to the shares held by PP IX. The principal business address for all entities and individuals affiliated with Polaris Partners is c/o Polaris Partners, One Marina Park Drive, 8th Floor, Boston, Massachusetts 02210.

(4)

Consists of (i) 1,000,900 shares of common stock held by Vida Ventures II, LLC (“Vida II Main Fund”) and (ii) 27,774 shares of common stock held by Vida Ventures II-A, LLC (“Vida II Parallel Fund,” and together with the Vida II Main Fund, “Vida II”). VV Manager II, LLC (“VV Manager II”) is the manager of Vida II. Arie Belldegrun, Fred Cohen, and Leonard Potter are the members of the management committee of VV Manager II (the “Management Committee”) and Arie Belldegrun, Fred Cohen, Stefan Vitorovic, Arjun Goyal, Helen Kim, Rajul Jain, and Joshua Kazam are the members of the investment committee of VV Manager II (the “Investment Committee”). Stefan Vitorovic serves as a director on the board of directors. Each of the Management Committee, the Investment Committee and the respective members thereof may be deemed to share voting and dispositive power over the shares held by Vida II. VV Manager II, the Management Committee, the Investment Committee and each member of each of the Management Committee and Investment Committee disclaim beneficial ownership over the securities held of record by Vida II. The address of all entities affiliated with Vida is 40 Broad Street, Suite 201, Boston, Massachusetts 02109.

(5)

Consists of (i) 55,535 shares of common stock held by EcoR1 Capital Fund, L.P. (“Capital Fund”), (ii) 783,214 shares of common stock held by EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”) and (iii) 10,394 shares of common stock held by EcoR1 Venture Opportunity Fund, L.P. (“Opportunity Fund”). EcoR1 Capital LLC (“EcoR1”) is the general partner of Capital Fund and Qualified Fund, and the investment advisor to Opportunity Fund. Biotech Opportunity GP, LLC is the general partner of Opportunity Fund. Oleg Nodelman is the control person of EcoR1 and Biotech Opportunity GP, LLC and may be deemed to share dispositive voting power over the shares held by Qualified Fund, Capital Fund and Opportunity Fund. Mr. Nodelman, EcoR1 and Biotech Opportunity GP, LLC each disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address of the above person and entities is 357 Tehama Street #3, San Francisco, CA 94103.

(6)

Consists of (i) 20,262 shares of common stock held by Polaris Founders Capital Fund I, L.P. (“PF I”), (ii) consists of 64,652 shares of common stock held by Polaris Founders Capital Fund II, L.P. (“PF II”) and (iii) 1,073,062 shares of common stock held by PP IX. Polaris Founders Capital Management Co. I, L.L.C. (“PFC I GP”) is the general partner of PF I and may be deemed to have sole voting and dispositive power with respect to the shares held by PF I. Polaris Founders Capital Management Co. II, L.L.C. (“PFC II GP”) is the general partner of PF II and may be deemed to have sole voting and dispositive power with respect to the shares held by PFC II. Terrance McGuire, a member of the board of directors, and Jonathan Flint (together, the “PFC GP Managing Members”) are the managing members of PFC I GP and PFC II GP. Each of the PFC GP Managing Members, in their respective capacities with respect to PFC I GP and PFC II GP, may be deemed to have shared voting and dispositive power with respect to the shares held by PF I and PF II. PP GP IX is the general partner of PP IX and may be deemed to have sole voting and dispositive power with respect to the shares held by PP IX. The PP GP IX Managing Members are the managing members of PP GP IX, and Terrance McGuire, a member of the board of directors, holds an interest in PP GP IX. Each of the PP GP IX Managing Members and Terrance McGuire, in their respective capacities with respect to PP GP IX, may be deemed to have shared voting and dispositive power with respect to the shares held by PP IX. The principal business address for all entities and individuals affiliated with Polaris Partners is c/o Polaris Partners, One Marina Park Drive, 8th Floor, Boston, Massachusetts 02210.

(7)

Consists of (i) 166,580 shares of common stock held by Dr. Reicin, 11,372 of which are subject to repurchase as of June 20, 2024, (ii) 124,530 shares of common stock held by the 2020 Reicin-Boiarsky Family Trust (the “2020 Reicin Trust”) and (iii) 2,410 shares of common stock issuable upon exercise of options granted to Dr. Reicin that are exercisable within 60 days of June 20, 2024. Robert Boiarsky is a co-trustee of the 2020 Reicin Trust and the spouse of Dr. Reicin. Dr. Reicin may be deemed to have shared voting and dispositive power over the securities held by the 2020 Reicin Trust.

(8)

Consists of (i) 126,368 shares of common stock held by Dr. Cortis and (ii) 32,336 shares of common stock issuable upon exercise of options granted to Dr. Cortis that are exercisable within 60 days of June 20, 2024.

(9)

Consists of (i) 32,065 shares of common stock held by Dr. Ruddy and (ii) 28,060 shares of common stock issuable upon exercise of options granted to Dr. Ruddy that are exercisable within 60 days of June 20, 2024.

(10)

Consists of (i) 3,037 shares of common stock held by Dr. Tipirneni and (ii) 12,166 shares of common stock issuable upon exercise of options granted to Dr. Tipirneni that are exercisable within 60 days of June 20, 2024.

(11)

Consists of (i) 166 shares of common stock held by Mr. Donenberg and (ii) 9,369 shares of common stock issuable upon exercise of options granted to Mr. Donenberg that are exercisable within 60 days of June 20, 2024.

(12)	Consists of (i) 6,893,205 shares of common stock and (ii) 211,230 shares of common stock issuable upon exercise of options that are exercisable within 60 days of June 20, 2024.

Information about Directors and Executive Officers; Director Compensation and Director Independence; Executive Compensation

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Management Following the Merger” beginning on page 427 is incorporated herein by reference.

Certain Relationships and Related Party Transactions

The information set forth in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions of the Combined Company” beginning on page 434 is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of AVROBIO’s common stock were historically listed on the Nasdaq Global Select Market under the symbol “AVRO.” Shares of the Company’s common stock are expected to commence trading on the Nasdaq Global Market on a post-Reverse Stock Split adjusted basis on June 21, 2024 under the symbol “TECX.”

As of the closing and following the completion of the Merger and after giving effect to the Reverse Stock Split, the Company had approximately 14,734,323 shares of common stock issued and outstanding held of record by approximately 16 holders. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares of Company common stock are held of record by banks, brokers and other financial institutions.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Market Price and Dividend Information—Dividends” on page 35 is incorporated herein by reference.

Description of Registrant’s Securities

The information set forth in the section of the Proxy Statement/Prospectus entitled “Description of AVROBIO Capital Stock” beginning on page 453 and in the section entitled “Comparison of Rights of Holders of AVROBIO Capital Stock and Tectonic Capital Stock” beginning on page 457 is incorporated herein by reference.

Indemnification of Directors and Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indemnification Agreements” is incorporated herein by reference.

A description of the Company’s indemnification obligations in respect of its directors and officers is included in the Proxy Statement/Prospectus in the section entitled “The Merger Agreement—Indemnification and Insurance for Directors and Officers” beginning on page 254 and is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth in Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith, files annual, quarterly and current reports, proxy statements and other information with the SEC electronically, and the SEC maintains a website that contains the Company’s filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov.

The Company also makes available free of charge on or through its website at www.tectonictx.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such material with or otherwise furnishes it to the SEC. The website addresses for the SEC and the Company are inactive textual references and except as specifically incorporated by reference into this Current Report on Form 8-K, information on those websites is not part of this Current Report on Form 8-K.

If you would like to request documents from the Company, please send a request in writing or by telephone to the following address:

Tectonic Therapeutic, Inc.

490 Arsenal Way, Suite 210

Watertown, MA 02472

Attn: Daniel Lochner

(339) 666-3320

Email: investor@tectonictx.com

Item 2.02.	Results of Operations and Financial Condition.

To the extent required by Item 2.02 of Form 8-K, the information incorporated in Items 2.01 and 9.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

Tectonic previously entered into a Subscription Agreement (the “Subscription Agreement”) on January 30, 2024 with certain institutional investors (the “Purchasers”). Pursuant to the Subscription Agreement, Tectonic agreed to sell and issue shares of Tectonic common stock in the Tectonic pre-closing financing, as previously disclosed in AVROBIO’s Current Report on Form 8-K filed with the SEC on January 30, 2024. The closing of the Tectonic pre-closing financing was completed on June 20, 2024. At the closing of the Tectonic pre-closing financing, Tectonic sold and issued to the Purchasers 7,790,889 shares of Tectonic common stock at a purchase price of $12.39908 per share, for an aggregate purchase price of approximately $96.6 million. In addition, in connection with the closing of the Merger, Tectonic’s outstanding Simple Agreements for Future Equity (“SAFEs”) converted into 2,752,216 shares of Tectonic common stock at a conversion price of $12.39908 per share. The aggregate purchase price between the Tectonic pre-closing financing and the SAFEs was approximately $130.7 million and the shares of Tectonic common stock issued to investors in both transactions were exchanged at the closing of the Merger at the exchange ratio for an aggregate of 5,634,445 shares of the Company’s common stock.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement for the Tectonic pre-closing financing, a copy of which is attached hereto as Exhibit 10.3, and which is incorporated herein by reference.

The Subscription Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Tectonic or the parties thereto. The Subscription Agreement contains representations and warranties that the parties thereto made to, and solely for the benefit of, each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that each may have delivered to the other party in connection with signing the Subscription Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Subscription Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Subscription Agreement, which subsequent information may or may not be fully reflected in Tectonic’s or the Company’s public disclosures.

The securities described above have not been registered under the Securities Act, or any state securities laws. Tectonic relied on an exemption from the registration requirements of the Securities Act under Section 506 thereof. Each of the Purchasers represented that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Appropriate legends were affixed to the securities.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

As previously disclosed, at a special meeting of AVROBIO’s stockholders held on June 11, 2024 (the “Special Meeting”), AVROBIO’s stockholders approved an amendment to AVROBIO’s Fourth Amended and Restated Certification of Incorporation (the “Certificate of Incorporation”) to effect the Reverse Stock Split. On June 20, 2024, AVROBIO amended its Certificate of Incorporation to effect the Reverse Stock Split, effective as of 4:00 p.m. Eastern Time on June 20, 2024.

As a result of the Reverse Stock Split, every 12 shares of AVROBIO’s common stock held by a stockholder immediately prior to the Reverse Stock Split, were combined and reclassified into one share of AVROBIO’s common stock. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each AVROBIO stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is entitled to receive a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of AVROBIO’s common stock on June 20, 2024. No fractional shares of Company common stock were issuable to stockholders pursuant to the Merger, and no certificates or scrip for any such fractional shares were issued, with no cash being paid for any fractional share eliminated by such rounding.

In addition, on June 20, 2024, AVROBIO amended its Certificate of Incorporation to provide for the exculpation of officers of AVROBIO, effective as of 4:01 p.m. Eastern Time on June 20, 2024.

On June 20, 2024, AVROBIO also amended its Certificate of Incorporation to effect the Name Change, effective as of 4:03 p.m. Eastern Time on June 20, 2024.

The foregoing descriptions of the certificates of amendment to the amended and restated certificate of incorporation of AVROBIO are not complete and are subject in their entirety by reference to the certificates of amendment, copies of which are attached hereto as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, and are incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

Ernst & Young LLP (“EY”) served as AVROBIO’s independent registered public accounting firm prior to completion of the Merger. On June 20, 2024, following the completion of the Merger, EY was dismissed as the Company’s independent registered public accounting firm. The decision to dismiss EY was approved by the Company’s board of directors.

The reports of EY on AVROBIO’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, or other similar opinion as defined in Item 304(a)(1)(ii) of Regulation S-K (17 CFR § 229.304(a)(1)(ii)) except for an explanatory paragraph regarding existence of substantial doubt about AVROBIO’s ability to continue as a going concern in the report for the year ended December 31, 2022.

During AVROBIO’s two most recent fiscal years and the subsequent period from January 1, 2024 to June 20, 2024, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreement in connection with its report for such years and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K). The Company provided EY with a copy of the disclosures made in this Item 4.01 and requested EY to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us and, if not, stating the respects in which it does not agree. A copy of EY’s letter to the SEC dated June 20, 2024 regarding these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

Deloitte & Touche LLP (“Deloitte”) served as the independent registered public accounting firm of Tectonic prior to the completion of the Merger. On June 20, 2024, following the completion of the Merger, the Company’s board of directors approved the appointment of Deloitte as the Company’s independent registered public accounting firm.

During Tectonic’s two most recent fiscal years and the subsequent period from January 1, 2024 to June 20, 2024, Tectonic did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the board of directors and executive officers of the Company following the Merger are incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In accordance with the Merger Agreement, immediately prior to the Merger, Gail Farfel, Ph.D., Christopher Paige, Ph.D., Philip J. Vickers, Ph.D., Ian Clark, Annalisa Jenkins, M.B.B.S., F.R.C.P. and Bruce Booth, D.Phil. resigned from the AVROBIO’s board of directors and committees of the AVROBIO board of directors on which they respectively served, which resignations were not the result of any disagreements with the Company relating to its operations, policies or practices.

Appointment of Directors

Effective upon the closing of the Merger on June 20, 2024, the size of the board of directors was fixed at six members and the board of directors of the Company was reconstituted as follows: (i) Phillip B. Donenberg (designated by AVROBIO), and (ii) Alise Reicin, M.D., Terrance McGuire, Timothy A. Springer, Ph.D., Praveen Tipirneni, M.D. and Stefan Vitorovic, M.S., M.B.A. (designated by Tectonic). The classification of the board of directors was confirmed as follows: Dr. Reicin and Dr. Tipirneni were appointed as Class I directors (terms expire at the Company’s 2025 annual meeting), Dr. Springer and Mr. Vitorovic were appointed as Class II directors (terms expire at the Company’s 2026 annual meeting), and Mr. McGuire and Mr. Donenberg were appointed as Class III directors (terms expire at the Company’s 2027 annual meeting). Under the Nasdaq Listing Rules, a majority of the members of the board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s board of directors has determined that each of Phillip B. Donenberg, Terrance McGuire, Timothy A. Springer, Ph.D., Praveen Tipirneni, M.D. and Stefan Vitorovic qualify as “independent directors” as defined by the Nasdaq Listing Rules.

Immediately after the closing of the Merger on June 20, 2024, the board of directors of the Company reconstituted its various standing committees as follows:

Audit Committee

Mr. Donenberg, Mr. McGuire and Mr. Vitorovic were appointed to the Audit Committee of the board of directors. Mr. Donenberg was appointed chair of the Audit Committee and designated as the “audit committee financial expert.”

Compensation Committee

Dr. Tipirneni and Mr. Vitorovic were appointed to the Compensation Committee of the board of directors. Dr. Tipirneni was appointed chair of the Compensation Committee.

Nominating and Corporate Governance Committee

Dr. Springer and Mr. McGuire were appointed to the Nominating and Corporate Governance Committee of the board of directors. Dr. Springer was appointed chair of the Nominating and Corporate Governance Committee.

Each of the newly appointed directors’ biographical information is set forth below.

Alise Reicin, M.D., age 63, has served as a member of the board of directors since completion of the Merger. Dr. Reicin previously served as Tectonic’s President and Chief Executive Officer since August 2020. Prior to joining Tectonic, Dr. Reicin served as President, Global Clinical Development at Celgene Corporation, public pharmaceutical company, from November 2018 to December 2019 and was a member of the Executive Committee. Prior to Celgene, she served as Head of Global Clinical Development at EMD Serono Inc., a privately held pharmaceutical company, from May 2015 to October 2018. Prior to EMD Serono, Dr. Reicin served as Vice President, Program and Pipeline Leadership, Oncology at Merck & Co., Inc., a public pharmaceutical company. Prior to Merck, she was a faculty member at Columbia Medical School and a physician and researcher at Columbia Presbyterian Hospital. While at Merck, Dr. Reicin led the team that brought Keytruda from Phase 1 through its initial approvals and over the course of her career she has played a leadership role in the development and approval of over 10 novel medicines across a broad range of therapeutic areas. Dr. Reicin serves on the board of directors of Homology Medicines, Inc., a public biopharmaceutical company and Sana Biotechnology, Inc., a public cell and gene therapy company. Dr. Reicin earned a B.A. in Biochemistry from Barnard College of Columbia University. She earned a M.D. in Medicine from Harvard University. The Company believes that Dr. Reicin is qualified to serve on its board of directors due to her clinical expertise and leadership roles in the biotechnology and biopharmaceuticals industry.

Phillip B. Donenberg, age 63, has served as a member of the board of directors since completion of the Merger. Mr. Donenberg previously served as a member of the AVROBIO board of directors since June 2018. Mr. Donenberg served as senior vice president and chief financial officer of Jaguar Gene Therapy, LLC, a privately held early-stage gene therapy company from February 2020 to March 2023. From July 2018 to November 2018, Mr. Donenberg served as the chief financial officer and senior vice president of Assertio Therapeutics, Inc., a pharmaceutical company. Previously, Mr. Donenberg served at AveXis, Inc. (now a Novartis company), a gene therapy company, as senior vice president and chief financial officer from October 2017 to June 2018 and as vice president, corporate controller from September 2016 to October 2017. He was the chief financial officer of RestorGenex Corporation from May 2014 to January 2016, when RestorGenex merged with Diffusion Pharmaceuticals LLC, a pharmaceutical company, and served as the merged company’s consultant chief financial officer until September 2016, and the chief financial officer of 7wire Ventures LLC, an early-stage healthcare venture fund, from September 2013 to May 2014. Prior to that time, Mr. Donenberg served as the chief financial officer of BioSante Pharmaceuticals, Inc. from July 1998 to June 2013, when BioSante merged with ANIP Pharmaceuticals, Inc. Mr. Donenberg currently serves on the board of directors and as audit committee chair of Taysha Gene Therapies, Inc., a gene therapy company, and also has experience serving on the boards of directors of privately held companies. Mr. Donenberg holds a B.S. in accountancy from the University of Illinois Champaign-Urbana College of Business and is a Certified Public Accountant. The Company believes that Mr. Donenberg is qualified to serve on its board of directors because of his financial expertise and his experience as an executive of companies in the life sciences industry.

Terrance McGuire, age 68, has served as a member of the board of directors since completion of the Merger. Mr. McGuire previously served as a member of the Tectonic board of directors since Tectonic commenced operations as an independent company in February 2020. Mr. McGuire was a co-founder and is currently a general partner of Polaris Partners. He serves on the board of directors of several private companies and currently serves on the board of directors of Cyclerion Therapeutics Inc., Alector Inc., Seer Inc. and Invivyd Inc. Mr. McGuire has also served on the board of Pulmatrix Inc. Mr. McGuire is the former chairman of the National Venture Capital Association, which represents ninety percent of the venture capitalists in the U.S., chairman of the board of the Thayer School of Engineering at Dartmouth College, and a member of the boards of The David H. Koch Institute for Integrative Cancer Research at the Massachusetts Institute of Technology and The Arthur Rock Center for Entrepreneurship at Harvard Business School. Mr. McGuire earned a B.S. in physics and economics from Hobart College, an M.S. in engineering from The Thayer School at Dartmouth College, and an M.B.A. from Harvard Business School. The Company believes that Mr. McGuire is qualified to serve on its board of directors because of his extensive experiences as a venture capitalist focused on the biotechnology industry, as well as many years of experience as a director of biotechnology companies guiding them in the execution of their corporate strategy and objectives.

Timothy A. Springer, Ph.D., age 75, has served as a member of the board of directors since completion of the Merger. Dr. Springer co-founded Tectonic in June 2019 and previously served as a scientific advisor to Tectonic and as a member of the Tectonic board of directors since June 2019. Dr. Springer served as Chief Executive Officer of Tectonic from June 2019 until August 2019 and as President of Tectonic from June 2019 until August 2020. Since 1989, Dr. Springer has served as the Latham Family Professor at Harvard Medical School. He has also served as Senior Investigator in the Program in Cellular and Molecular Medicine at Boston Children’s Hospital since 2012, and as a Professor of Biological Chemistry and Molecular Pharmacology at Harvard Medical School and Professor of Medicine at Boston Children’s Hospital since 2011. He was also the founder of Morphic Technology, Inc. and has served as a scientific advisor and as a member of its board of directors since June 2015. He has also served Selecta Biosciences Inc. as a scientific advisor since December 2008 and as a member of its Board since June 2016. Dr. Springer is a member of the National Academy of Sciences and his honors include the Crafoord Prize, the American Association of Immunologists Meritorious Career Award, the Stratton Medal from the American Society of Hematology, and the Basic Research Prize from the American Heart Association, the Canada International Gairdner Award, and the Lasker Basic Medical Research Award. Dr. Springer received a B.A. in Biochemistry from the University of California, Berkeley, and a Ph.D. in Biochemistry and Molecular Biology from Harvard University. The Company believes that Dr. Springer is qualified to serve on its board of directors because of his extensive knowledge of the integrin field and his investment, business and board experience with biopharmaceutical companies.

Praveen Tipirneni, M.D., age 55, has served as a member of the board of directors since completion of the Merger. Dr. Tipirneni previously served as a member of the Tectonic board of directors since February 2020. Dr. Tipirneni currently serves as Chief Executive Officer and as a member of the board of directors of Morphic Holding, Inc., a position he has held since July 2015. Dr. Tipirneni received a B.A. in Mechanical Engineering from Massachusetts Institute of Technology, an M.D. from McGill University and an M.B.A. from the Wharton School of Business of the University of Pennsylvania. The Company believes Dr. Tipirneni is qualified to serve on its board of directors because of his experience with biotechnology companies, including working with and serving in various executive positions in life sciences companies.

Stefan Vitorovic, M.S., M.B.A., age 39, has served as a member of the board of directors since completion of the Merger. Mr. Vitorovic previously served as a member of the Tectonic board of directors since August 2021. Mr. Vitorovic is the co-founder and Managing Director of Vida Ventures, a role he has served in since January 2017. Prior to founding Vida Ventures, Mr. Vitorovic was an investment professional at Third Rock Ventures, an early-stage life sciences venture capital firm, from July 2014 to January 2017. At Third Rock, he was part of the founding team of Decibel Therapeutics, Inc. (acquired by Regeneron Pharmaceuticals, Inc.), a hearing-focused drug discovery and development platform company. Before Third Rock, he was an investor at TPG Capital from August 2012 to June 2014, where he focused on majority, control stakes in healthcare companies. Mr. Vitorovic worked on a variety of equity and debt financings, including Aptalis Pharmaceutical Technologies (now Adare Pharma Solutions) and Biomet, Inc. (now Zimmer Biomet Holdings, Inc. (NYSE: ZBH)). Prior to TPG, Mr. Vitorovic was an investment banker at Credit Suisse’s healthcare banking group from 2004 to 2008. Mr. Vitorovic currently serves on the board of directors of Vigil Neuroscience, Inc. (NASDAQ: VIGL), Volastra Therapeutics, Inc., and Souffle Therapeutics, Inc. He was previously a board observer of Oyster Point Pharma, Inc. (formerly NASDAQ: OYST), Dyne Therapeutics (NASDAQ: DYN) and Sutro Biopharma, Inc. (NASDAQ: STRO), and a board member of Kyverna Therapeutics, Inc. (NASDAQ: KYTX) and Praxis Precision Medicines, Inc. (NASDAQ: PRAX) from 2018 to 2022. He received a B.S. with Honors in Biological Sciences and an M.S. in Biology from Stanford University, where he conducted biomedical research in the lab of Dr. Helen Blau at Stanford Medical School. Mr. Vitorovic received his M.B.A. from Harvard Business School. The Company believes Mr. Vitorovic is qualified to serve on its board of directors because of his deep expertise in life sciences research and investing, as well as his extensive experience in new company formation and operations.

Departure of Executive Officers

Immediately prior to the Merger, Erik Ostrowski, Steven Avruch, Azadeh Golipour, Ph.D. and Essra Ridha, M.D., MRCP, FFPM resigned from all of their offices with AVROBIO and all of its subsidiaries, if applicable, including, with respect to Mr. Ostrowski, as AVROBIO’s President, Interim Chief Executive Officer and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer).

Appointment of Executive Officers

On June 20, 2024, the Company’s board of directors appointed Alise Reicin, M.D. as the Chief Executive Officer and principal executive officer, Daniel Lochner as the Chief Financial Officer and principal financial officer and principal accounting officer, Christian Cortis, Ph.D. as the Chief Operating Officer, Peter McNamara, Ph.D. as the Chief Scientific Officer, Marcella K. Ruddy, M.D. as the Chief Medical Officer, and Marc Schwabish, Ph.D. as the Chief Business Officer.

There are no family relationships among any of the newly appointed executive officers. None of the newly appointed executive officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of the newly appointed executive officers’ biographical information is set forth below.

Alise Reicin, M.D. Dr. Reicin’s biographical information is disclosed in the section above under the heading “Appointment of Directors.”

Daniel Lochner, age 42, has served as the Company’s Chief Financial Officer since completion of the Merger. Mr. Lochner was previously appointed Tectonic’s Chief Financial Officer in June 2024. Prior to joining Tectonic, Mr. Lochner served as Chief Financial Officer and Chief Business Officer for the Eye Care Division of Viatris Inc., a global healthcare company, from January 2023 to April 2024. Prior to Viatris, Mr. Lochner was the Chief Financial Officer and Chief Business Officer of Oyster Point Pharma, Inc., a biotechnology company that was acquired by Viatris in January 2023, from July 2019 to January 2023 where he led a successful initial public offering, other equity and debt financings, the transition to a commercial-stage company and the acquisition to Viatris. Previously, Mr. Lochner was a Managing Director within the Investment Management Division of Goldman Sachs & Co., where he served as a lead equity portfolio manager and healthcare investor for various fund strategies. Mr. Lochner joined the Investment Management Division of Goldman Sachs & Co. in 2005 as an equity investor, a position he maintained during his tenure at the firm. Mr. Lochner received a B.A. in Economics from the University of Richmond and an Executive M.B.A. from Columbia University.

Christian Cortis, Ph.D., age 56, has served as the Company’s Chief Operating Officer since completion of the Merger. Dr. Cortis was previously appointed Tectonic’s Chief Operating Officer in August 2020, and since then, also served in the capacity of Chief Financial Officer until closing of the Merger. He was named as Tectonic’s Chief Financial Officer in March 2024. Prior to that, Dr. Cortis served as Tectonic’s Interim CEO from August 2019 to August 2020. Prior to joining Tectonic, Dr. Cortis held positions of increasing responsibility at Agenus, Inc. from 2015 to 2019, where he most recently served as the Chief Strategy Officer and Head of Finance. Dr. Cortis’ experience also includes earlier roles as Head of Business Development for Synta Pharmaceuticals, Inc., and as Principal with Advanced Technology Ventures where he oversaw and participated in investment transactions into private companies in the biotech and healthcare sector. In addition, Dr. Cortis was a member of the board of directors of OpenEye Scientific Software from November 2015 to August 2022 until its acquisition by Cadence Design Systems, Inc. in 2022. Dr. Cortis earned a B.Sc. in Mathematics and Physics from McGill University and a M.Sc. in Applied Physics from Columbia University. Dr. Cortis earned his Ph.D in Applied Mathematics and Theoretical Chemistry from Columbia University.

Peter McNamara, Ph.D., age 53, has served as the Company’s Chief Scientific Officer since completion of the Merger. Dr. McNamara previously served as Tectonic’s Chief Scientific Officer since June 2022. Prior to that, Dr. McNamara served as Senior Vice President, Head of Research at Tectonic from June 2021 to June 2022. Prior to joining Tectonic, he held various positions at the Genomics Institute of the Novartis Research Foundation (“NIBR, San Diego”), a privately held pharmaceutical company, from 2005 to April 2021, most recently as Executive Director of Biotherapeutics and Biotechnology from June 2018 to April 2021 where he served on the executive committee and strategy council responsible for managing a portfolio of approximately 50 preclinical and early-stage clinical drug discovery programs across different modalities in a broad range of therapeutic areas. Over the course of his career, Dr. McNamara has played a critical role in the obtainment of over 10 INDs, two of which are now approved. Prior to Novartis, Dr. McNamara served as Director of Pharmacology at Phenomix Corporation, a privately-held biotechnology company. Prior to Phenomix, he was a faculty member of the Institute for Translational Medicine and Therapeutics at the University of Pennsylvania. Dr. McNamara earned both a Ph.D. and B.S. in Biochemistry from the National University of Ireland, at Galway.

Marcella K. Ruddy, M.D., age 62, has served as the Company’s Chief Medical Officer since completion of the Merger. Dr. Ruddy previously served as Tectonic’s Chief Medical Officer since July 2021. She has over 20 years of experience in drug development across all stages of clinical drug development. She currently serves as a member of the board of directors of Polarean Imaging plc and Upstream Bio, Inc. and has since August 2022 and January 2023, respectively. Prior to joining Tectonic’s team, Dr. Ruddy was the Head of Clinical Development for the Immunology/Inflammation Therapeutic Area at Regeneron Pharmaceuticals. In that role she led the clinical development of Dupixent® through over nine Phase 3 trial initiations and multiple regulatory approvals globally. Dr. Ruddy spent 10 years in early development at Merck and took many compounds from preclinical development through proof of concept in the clinic. Prior to entry into drug development, Dr. Ruddy was a member of the Pulmonary Unit at Massachusetts General Hospital/Harvard Medical School where she founded and directed the Adult Cystic Fibrosis Program. Dr. Ruddy earned an A.B. from Princeton University and a M.D. and M.S. from Washington University, St. Louis. She completed her internal medicine and pulmonary fellowship training at Harvard Medical School affiliated hospitals.

Marc Schwabish, Ph.D., age 44, has served as the Company’s Chief Operating Officer since completion of the Merger. Dr. Schwabish previously served as Tectonic’s Chief Business Officer since March 2021. Prior to joining Tectonic, Dr. Schwabish served as SVP Business Development and US Operations at Fusion Pharmaceuticals Inc. from February 2018 to December 2020 where his transactions, amongst others, included the company’s Series B financing, IPO, and an expansive partnership with AstraZeneca plc. Prior to working at Fusion Pharmaceuticals, Dr. Schwabish was Heard of U.S. Pharma Business Development at Bayer, Inc. He also held roles in Business Development and Alliance Management at Eisai Inc., Strategy Consulting at Leerink Swann and Healthcare Investment Banking at RBS. Dr. Schwabish earned a B.S. in Biological Sciences from Cornell University. He earned a Ph.D. in Biochemistry and Molecular Pharmacology from Harvard University.

Executive Employment Arrangement

Alise Reicin, M.D.

In connection with and effective as of the closing of the Merger, on June 20, 2024, the Company entered into an amended and restated executive employment agreement with Dr. Reicin. The material terms of the amendment are as follows: (i) Dr. Reicin shall remain President and Chief Executive Officer and shall continue to serve as an executive director to the board of directors of the combined company; (ii) an annual base salary of $620,000; (iii) eligibility for an annual, performance-based cash bonus with a target bonus percentage of 55% of Dr. Reicin’s base salary; (iv) issuance of an option award to purchase shares of common stock of the Company, such that when combined with Dr. Reicin’s existing holdings or rights to acquire securities in the Company, Dr. Reicin will hold and/or have the right to acquire shares representing at least 4.34% of the Company’s outstanding common stock; and (v) eligibility to participate in the Company’s executive severance plan and other employee benefit, welfare and other plans, as may be maintained by the Company from time to time.

The above description of the employment related agreement for Dr. Reicin does not purport to be complete and is subject to and qualified in its entirety by reference to the copy of the amended and restated employment agreement for Dr. Reicin included as Exhibit 10.4 to this Current Report on Form 8-K, which is incorporated herein by reference.

2019 Equity Incentive Plan

The Company assumed, effective as of the closing of the Merger, the 2019 Equity Incentive Plan of Tectonic (the “2019 Plan”), which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference, as well as the outstanding awards granted thereunder, the award agreements evidencing the grants of such awards.

2024 Equity Incentive Plan

At the Special Meeting, AVROBIO’s stockholders considered and approved the 2024 Equity Incentive Plan (the “2024 Plan”), which became effective at the closing of the Merger and following the Reverse Stock Split. As of the effective time of the Merger, there were 1,237,099 shares of the Company’s common stock available for grant under the 2024 Plan which number does not reflect any options previously granted under the 2019 Plan or granted to certain officers and directors immediately following the closing of the Merger (including as described in Section 5.02 of this Current Report on Form 8-K). In addition, the number of shares initially reserved and available for issuance under the 2024 Plan will automatically increase each January 1, beginning on January 1, 2025, by 5% of the outstanding number of shares on the immediately preceding December 31, or such lesser amount as determined by the Company’s board of directors.

A more complete summary of the terms of the 2024 Plan is set forth in the Proxy Statement/Prospectus under the section titled “Proposal No. 4: The Incentive Plan Proposal” and is incorporated by reference herein. That summary and the foregoing description of the 2024 Plan do not purport to be complete and are qualified in their entirety by reference to the text of the 2024 Plan, forms of option grant notice and option agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.6 and 10.7 hereto and are incorporated herein by reference.

2024 Employee Stock Purchase Plan

At the Special Meeting, AVROBIO’s stockholders considered and approved the 2024 Employee Stock Purchase Plan (the “2024 ESPP”), which became effective at the closing of the Merger and following the Reverse Stock Split. As of the effective time of the Merger, there were 147,343 shares of the Company’s common stock reserved for issuance under the 2024 ESPP. In addition, the number of shares initially reserved and available for issuance under the 2024 ESPP will automatically increase each January 1, beginning on January 1, 2025, by the lesser of a number of shares equal to 442,029, 1% of the outstanding number of shares on the immediately preceding December 31, or such lesser amount as determined by the plan administrator.

A more complete summary of the terms of the 2024 ESPP is set forth in the Proxy Statement/Prospectus under the section titled “Proposal No. 5: The ESPP Proposal” and is incorporated by reference herein. That summary and the foregoing description of the 2024 ESPP do not purport to be complete and are qualified in their entirety by reference to the text of the 2024 ESPP, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.8 hereto and are incorporated herein by reference.

Closing Option Grants

In connection with the closing of the Merger, the Compensation Committee of the Company approved option grants to certain of the Company’s employees, including Alise Reicin, M.D. (the Company’s new Chief Executive Officer and principal executive officer), Daniel Lochner (the Company’s new Chief Financial Officer and principal financial officer and principal accounting officer) and Marcella K. Ruddy, M.D. (the Company’s new Chief Medical Officer). As a result, on June 20, 2024, Dr. Reicin received an option grant to purchase 289,600 shares of the Company’s common stock, Mr. Lochner received an option grant to purchase 118,000 shares of the Company’s common stock and Dr. Ruddy received an option grant to purchase 81,700 shares of the Company’s common stock, each with an exercise price per share equal to the closing price per share of the Company’s common stock as reported on the Nasdaq Global Market on such date (as adjusted for the Reverse Stock Split). The shares subject to these option grants will vest 25% on the first anniversary of the grant date, and thereafter the remaining 75% of the shares will vest in equal monthly installments over the following three years, in each case subject to the recipient’s continuous service through the applicable vesting dates, such that the options are vested in full on the four-year anniversary of the grant date. Mr. Lochner also received an option grant to purchase 15,000 shares of the Company’s common stock with an exercise price per share equal to the closing price per share of the Company’s common stock as reported on the Nasdaq Global Market on such date (as adjusted for the Reverse Stock Split). The shares subject to the option grant will vest 50% on June 1, 2026 if the Company raises $100,000,000 by June 1, 2026 and has a minimum of a two year cash runway as of June 1, 2026 (i.e. until June 1, 2028), and 50% on June 1, 2028 if the Company has a minimum of a two year cash runway as of June 1, 2028 (i.e. until June 1, 2030), in each case, as determined by the board of directors (or the Compensation Committee) in its sole discretion.

In addition, in connection with the closing of the Merger, the board of directors approved certain option grants to the Company’s directors, other than Dr. Reicin. As a result, on June 20, 2024, each of Phillip B. Donenberg, Terrance McGuire, Timothy A. Springer, Ph.D., Praveen Tipirneni, M.D. and Stefan Vitorovic received an option grant to purchase 11,760 shares of the Company’s common stock, in each case, with an exercise price per share equal to the closing price per share of the Company’s common stock as reported on The Nasdaq Capital Market on such date (as adjusted for the Reverse Stock Split). The shares subject to these option grants will vest 1/3 on the first anniversary of the grant date, and thereafter the remaining 2/3 of the shares will vest in equal monthly installments over the following two years, in each case subject to the recipient’s continuous service through the applicable vesting dates, such that the options are vested in full on the three-year anniversary of the grant date.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item, the information included in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Commencing on June 21, 2024, the Company expects the trading symbol for its common stock, which is currently listed the Nasdaq Global Select Market and will hereafter be listed on the Nasdaq Global Market, to change from “AVRO” to “TECX.” The change in trading symbol is related solely to the Name Change.

Item 5.06.	Change in Shell Company Status.

As a result of the Merger, we ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the closing of the Merger. A description of the Merger and the terms of the Merger Agreement are included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 1-The Nasdaq Stock Issuance Proposal” beginning on page 307 of the Proxy Statement/Prospectus. Further reference is made to the information contained in Item 2.01 of this Current Report on Form 8-K.

Item 8.01.	Other Events.

On June 20, 2024, the Company issued a press release announcing, among other things, the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press releases is not incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited consolidated financial statements of Tectonic as of and for the years ended December 31, 2023 and 2022 and the related notes thereto are included in the Proxy Statement/Prospectus, and are incorporated herein by reference.

The audited consolidated financial statements of AVROBIO as of and for the years ended December 31, 2023 and 2022 and the related notes are included in AVROBIO’s annual report on Form 10-K for the year ended December 31, 2023 that was filed with the SEC on March 14, 2024, and are incorporated herein by reference.

The unaudited condensed interim financial statements of Tectonic as of March 31, 2024 and for the three months ended March 31, 2024 and 2023 are filed herewith as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

The unaudited condensed interim condensed consolidated financial statements of AVROBIO as of March 31, 2024 and for the three months ended March 31, 2024 and 2023 are included in AVROBIO’s quarterly report on Form 10-Q for the quarter ended March 31, 2024 that was filed with the SEC on May 9, 2024.

(b) Pro Forma Financial Information

The unaudited pro forma financial information for the year ended December 31, 2023 and the three months ended March 31, 2024 are filed herewith as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1**	Agreement and Plan of Merger and Reorganization, dated as of January 30, 2024, by and among AVROBIO, Alpine Merger Subsidiary, Inc. and Tectonic (incorporated by reference to Exhibit 2.1 to AVROBIO’s Current Report on Form 8-K (File No. 001-38537) filed with the Securities and Exchange Commission on January 30, 2024).

3.1*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated June 20, 2024 (Stock Split Amendment).

3.2*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated June 20, 2024 (Exculpation Amendment).

3.3*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated June 20, 2024 (Name Change Amendment).

10.1*	Contingent Value Rights Agreement dated June 20, 2024, by and between Tectonic Therapeutic, Inc. and Computershare Trust Company, LLC.

10.2*#	Form of Indemnification Agreement between Tectonic Therapeutic, Inc. and each of its directors and executive officers.

10.3*	Subscription Agreement, dated as of January 30, 2024, by and among Tectonic and the purchasers thereunder.

10.4*#	Amended and Restated Employment Agreement, dated as of June 20, 2024, by and between Tectonic Therapeutic, Inc. and Alise Reicin, M.D.

10.5**#	2019 Equity Incentive Plan of Tectonic Therapeutic, Inc., and form of award agreements thereunder (incorporated by reference from Exhibit 10.42 to the Registrant’s Registration Statement on Form S-4 (File No. 333-277048) filed with the SEC on February 14, 2024).

10.6*#	Tectonic Therapeutic, Inc. 2024 Equity Incentive Plan.

10.7*#	Forms of Option Grant Notice, Option Agreement and Notice of Exercise under Tectonic Therapeutic, Inc. 2024 Equity Incentive Plan.

10.8*#	Tectonic Therapeutic, Inc. 2024 Employee Stock Purchase Plan.

16.1*	Letter from Ernst & Young LLP dated June 20, 2024.

99.1*	Press release issued on June 20, 2024, regarding the closing of the Merger.

99.2*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tectonic for the three months ended March 31, 2023 and 2024.

99.3*	Unaudited Condensed Interim Financial Statements of Tectonic as of and for the three months ended March 31, 2024 and for the three months ended March 31, 2023.

99.4*	Unaudited Pro Forma Condensed Financial information of Tectonic as of and for the three months ended March 31, 2024 and the year ended December 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith
**	Previously filed.
#	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECTONIC THERAPEUTIC, INC.

Date: June 20, 2024	By:	/s/ Alise Reicin, M.D.
Alise Reicin, M.D.
Chief Executive Officer